LEASE


         THIS LEASE, made  and entered into as of the 1st day of February, 1995,

BY AND BETWEEN:                           RFS Investments
                                          P. O. Box 13057
                                          Wichita, KS  67213
                                                LESSOR

and                                       LEONARD'S METAL, INC.
                                          2629 W. Esthner Ct.
                                          Wichita, KS  67213
                                                LESSEE

W I T N E S S E T H :      That

         1. Premises. In consideration of the rental provided for, and the covenants and conditions contained herein, Lessor does hereby grant, demise, lease, and let unto Lessee, approximately 19,545 square feet of space, designated as Suite B, in a building to be constructed by Lessor at 2621 West Esthner Ct., Wichita, Kansas. Attached hereto as Exhibit "A" is a schedule of the plans for the building, which have been initialled by Lessor and Lessee to indicate their approval of such plans. Lessor agrees to cause the building and the leased premises to be constructed in accordance with such plans and that any and all material changes to such plans shall be subject to the review and prior written approval of Lessee. The Lease shall include all appurtenances to such building and the property on which it is located (including, without limitation, any and all driveways, sidewalks and other paved areas), as well as any possessory right and interest of Lessor in and to any and all streets adjoining said premises. The southern most twelve parking stalls shall be designated for Lessee's use.

         2. Term.  Lessee is to have and hold said  premises for a term of sixty
(60) months, commencing thirty (30) days after construction of the building and related improvements have been completed and the leased premises are available for occupancy by Lessee (the "Commencement Date"). Lessor shall give Lessee not less than fifteen (15) days' prior written notice of the expected date on which the leased premises will be available for occupancy by Lessee (the "Occupancy Date"). In the event that the Occupancy Date does not occur on or before the 1st day of July, 1995, Lessee shall have the right to terminate this Lease by delivery of written notice thereof to Lessor.

           Lessee shall have two (2) options to extend the term of this Lease for an additional thirty-six (36) months each on the same terms and conditions as are contained in this Lease, except that the monthly rental shall be Five Thousand and 00/100 Dollars ($5,000.00) during the first option term and Five Thousand Three Hundred and 00/100 Dollars ($5,300.00) during the second option term. Each option shall be exercised (if at all) by delivery of written notice thereof by Lessee to Lessor not less than six (6) months prior to the expiration of the then current term.

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

         3. Rental. Lessee shall pay to Lessor, as rental for said premises, a monthly rental payable in advance on the first day of each month in the sum of Four Thousand Six Hundred and 00/100 Dollars ($4,600.00) with the first payment to be paid contemporaneously with the occupancy of the leased premises. If the full rent payment is not received by Lessor within ten (10) days of any monthly due date, an administrative and late charge of Fifty Dollars ($50.00) will be assessed against Lessee for each month or portion thereof of delinquent payment. Notwithstanding the above charges, Lessee's failure to timely pay rent shall, subject to the provisions of paragraph 17, constitute a default and shall be grounds for termination of this Lease pursuant to paragraph 17.

         4. Utilities. Lessee shall be solely responsible for all utilities used upon the leased premises, and shall make application for and pay for all such utilities, including all required deposits. Subject to the provisions of paragraph 17, failure to timely pay utilities shall be grounds for termination of this Lease.

         5. Taxes. Lessor and Lessee agree that, during the term of this Lease, Lessee shall bear responsibility for the payment of 50% of all increases in real estate taxes assessed against the property on which the building containing the leased premises is located, being Tax ID Key #94-0- -D-30770, over the real estate taxes last assessed against such property without such building thereon; provided that Lessee shall not be responsible for any increased real estate taxes resulting from the construction of additional buildings or other improvements upon such property during the term of this Lease. Lessee shall pay to Lessor any of Lessee's obligations for taxes within ten (10) days of notice from Lessor to Lessee of the amount thereof (which notice shall be accompanied by a copy of the tax bill), but in no event more than ten (10) days prior to the due date for payment of such taxes. Lessee shall be solely responsible for all personal property taxes levied against the property of Lessee and shall be responsible for any taxes arising out of Lessee's use of the property. All such payments shall be considered as additional rental payments under this Lease.

         6. Repairs and Maintenance. Lessee shall maintain the interior of the leased premises and the HVAC, mechanical, plumbing and electrical equipment serving the leased premises and be responsible for all repairs thereto during the term hereof. Lessor shall be responsible for all maintenance and repair of the other portions of the building in which the leased premises are located and the property on which the building is located, including (without limitation) any and all driveways, parking lots, sidewalks and other pavement.

         7. Insurance. Lessee shall obtain and keep in force during the term of this Lease a Comprehensive Public Liability Insurance policy insuring against any liability arising out of the use, occupancy or maintenance of the leased premises in an amount of not less than $200,000.00 for property damage and $1,000,000.00 for any one bodily injury. Lessor shall be named as an additional named insured to the insurance policy, with Lessor to be provided a copy of said policy or a certificate of insurance and proof of premium payments. Lessor and Lessee each hereby waive any and every claim for recovery from the other for any and all loss or damage that is covered by insurance.

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

         8.       Indemnification.

         (a) Lessee hereby agrees to indemnify and hold harmless Lessor from and against any and all claims, demands, liability and expense of any kind or character, including reasonable attorney's fees, arising out of injuries to persons or damages to property which claims arise out of Lessee's, its agents', servants', employees', invitees', guests' or contractors' use or misuse of the leased premises or other negligent or malfeasant act.

         (b) Lessor hereby agrees to indemnify and hold harmless Lessee from and against any and all claims, demands, liability and expense of any kind or character, including reasonable attorney's fees, arising out of injuries to persons or damages to property which claims arise out of Lessor's, its agents', servants', employees', invitees', guests' or contractors' negligent or malfeasant act.

         9. Rules and Regulations. Lessee covenants and agrees that Lessee shall not use or permit to be used the leased premises in violation of any local, state or federal laws, regulations or statutes of any kind or character. Lessee shall comply with all applicable laws, ordinances, rules and regulations concerning the use of said premises, including but not limited to all such rules or restrictions governing the purchase, use, storage or discharge of any hazardous or harmful wastes or Hazardous Substance (as hereinafter defined), and shall indemnify and hold harmless Lessor from all costs, claims and legal defense costs arising out of the breach or alleged breach of the same by Lessee.

         10. Warranty of Title. Lessor hereby warrants the title to the leased premises and property and the property covered by easements, if any, and will defend the same against all claims of all persons.

         11. Destruction of Leased Premises. (a) If, during the term of this Lease, the leased premises are totally or partially destroyed from any cause, rendering the leased premises totally or partially unusable, Lessor shall restore the leased premises to substantially the same condition as it was in immediately before destruction. If the restoration can be made under the existing laws and can be completed within ninety (90) working days after the date of the destruction, then such destruction shall not terminate this Lease, but Lessee shall be entitled to a reduction of rent based directly on the amount of time, if any, the leased premises are inaccessible or unusable and the percentage of inaccessibility or unusability of the leased premises. If, however, the damage resulted from any acts of Lessee, its agents or employees, no reduction shall be allowed.

         (b) If Lessor in its sole discretion determines that the restoration cannot be made in the time stated in this section, then within fifteen (15) days after said destruction Lessor shall so notify Lessee, and Lessee can terminate this Lease within fifteen (15) days by giving written notice of termination to Lessor. If Lessee fails to terminate this Lease and if restoration is permitted under the existing laws, Lessor may, at its option, terminate this Lease or elect to restore the leased premises and improvements within a reasonable time, in which instance this Lease shall continue in full force and effect with rent to be abated in accordance with paragraph (a) above. Notwithstanding any provision to the contrary contained herein, in the event that the leased premises have not been restored within one hundred eighty (180) days after the date of destruction, Lessee shall have the right to terminate this Lease by delivery of written notice thereof to Lessor.

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         12.  Condemnation.  If the whole of the leased premises is taken, or if any portion is taken, rendering the leased premises unusable for Lessee's existing use, then this Lease shall automatically terminate on the date of the actual physical taking of the leased premises. Any partial taking which does not render the leased premises unusable for Lessee's existing use shall effect a reduction in rent equal to that percentage of taking of the leased premises. All compensation arising from any taking shall be the sole property of Lessor. Notwithstanding the foregoing, Lessee shall be entitled to any separate compensation or award that is available for moving or relocation expenses.

         13. Holding Over. In the event Lessee continues to occupy the leased premises after the last day of the term hereby created, and Lessor elects to accept rent thereafter, a tenancy from month to month only shall be created and not for any longer period, and may be terminated at Lessor's option upon ten
(10) days notice.

         14. Right of First Refusal. In the event Lessor, during the term of this Lease, receives a written offer from a bona fide third party to purchase the property containing the leased premises that Lessor is willing to accept, Lessor shall deliver written notice thereof to Lessee, together with a copy of such written offer. Lessee shall have the right to purchase the property that is the subject of such written offer on the same terms and conditions as are contained in such written offer (except that Lessee shall have the right to substitute equivalent cash for any other consideration), which right shall be exercisable by delivery of written notice thereof by Lessee to Lessor within ten
(10) working days following the delivery of the aforesaid notice by Lessor to Lessee. If Lessee shall fail to exercise such right, Lessor may sell the property that is the subject of the aforesaid written offer to the bona fide third party on the terms and conditions set forth therein. The failure or refusal of Lessee to exercise its right to purchase pursuant to this paragraph shall not affect or diminish in any manner Lessee's right hereunder with respect to any subsequent proposed sale or transfer of the property containing the leased premises.

         15. Surrender at Termination. Upon expiration of this lease for any reason, whether by reason of expiration of the term hereof or cancellation for default or otherwise, Lessee shall, and hereby covenants and agrees to, forthwith peaceably surrender and deliver up possession of the leased premises to Lessor, broom clean and in as good condition and repair as the same was in at inception of this Lease, reasonable wear and tear and casualty losses excepted, including but not limited to the obligations to repair any and all damages caused by Lessee's removal of any trade fixtures or equipment installed by Lessee during the term hereof. Lessor shall be entitled to reasonable attorney's fees arising out of Lessee's breach of this covenant.


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

         16. Immediate Default - Bankruptcy, Receivership, Insolvency. Any of the following acts shall constitute an immediate default under this Lease, without the necessity of Lessor giving notice to Lessee, to wit: If Lessee shall commit an act of bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, or if another similar proceeding shall be instituted by Lessor for all or any part of its leased premises under the Federal Bankruptcy Act or other law of the United States or of any state or other competent jurisdiction; or if any act of bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted against Lessee for all or any part of the Lessee's property under the Federal Bankruptcy Act or other law of the United States or of any state of competent jurisdiction, and Lessee shall either consent thereto or fail to cause the same to be discharged within sixty (60) days.

         17. Monetary Default. If Lessee shall fail to pay any rental payment or any other monetary obligations required by this Lease, and such failure to pay shall continue for ten (10) business days after receipt by Lessee of written notice thereof from Lessor, then Lessee shall be in default.

         18. Other Defaults. If Lessee fails to perform any of the other covenants, duties, agreements, undertakings or terms of this Lease, Lessor shall give Lessee twenty (20) days written notice to cure the same or to commence to cure the same and diligently prosecute to completion if the same cannot be cured within a twenty (20) day period. If Lessee does not cure the breach or begin to take such steps and institute and diligently prosecute to completion such proceedings as will cure such breach (if same cannot be cured) within twenty
(20) days after Lessor gives notice, Lessee shall be in default.

         19. Remedies Under Default. Lessor shall have the following remedies if Lessee defaults under the terms of this Lease. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law or otherwise provided for in this Lease:

         Lessor may continue this Lease in full force and effect, and the Lease shall continue in effect as long as Lessor does not terminate Lessee's right to possession and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor may enter the leased premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the leased premises, including, without limitation, attorney fees, brokers' commissions, expenses of remodeling the leased premises required by the reletting, and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor received from any reletting. No act by Lessor allowed by this section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the leased premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

         Lessor may terminate Lessee's right to possession of the leased premises at any time Lessee is in default. No act by Lessor other than giving notice to Lessee shall terminate this Lease insofar as Lessor's right to terminate is concerned. Acts of maintenance, efforts to relet the leased premises, or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

         20. Prohibition Against Assignment or Subletting. Lessee shall not voluntarily assign or encumber its interest in this Lease or in the leased premises, or sublease all or any part of the leased premises, or allow any other person or entity (except Lessee's authorized representatives) to occupy or use all or any part of the leased premises, without first obtaining Lessor's consent, which shall not be arbitrarily or unreasonably withheld. Any assignment, encumbrance, or sublease without Lessor's consent shall be voidable and, at Lessor's election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this section. No interest of Lessee in this Lease shall be assignable by operation of law.

         Each  of  the  following   acts  shall  be  considered  an  involuntary
assignment:

         (1) If Lessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Lessee is bankrupt; or, if Lessee is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes as assignment for the benefit of creditors;

         (2) If a writ of attachment or execution is levied on this Lease; or

         (3) If, in any proceeding or action to which Lessee is a party, a receiver is appointed with authority to take possession of the leased premises.

         21. Notices. All notices required or which may be given hereunder shall be considered properly given if delivered in writing, personally or sent by certified mail, postage prepaid with return receipt requested, addressed as set forth below, or at such other address as may be furnished in writing in the same manner as is provided herein for the giving of notices. Notices served by mail shall be deemed to have been given on the date on which such notice is deposited in the United States mail.

                  If to Lessor:                      RFS Investments
                                                     2815 Esthner Court
                                                     P.O. Box 13057
                                                     Wichita, Kansas 67213


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                  If to Lessee:                      Leonard's Metal, Inc.
                                                     2629 Esthner Court
                                                     Wichita, Kansas 67213
                                                     Attn:_________________

                  With a copy to:                    Leonard's Metal, Inc.
                                                     P.O. Box 678
                                                     St. Charles, Missouri 63301
                                                     Attn:_________________

         22. Entirety of Agreement. This instrument incorporates all of the obligations, agreements and understandings between the parties hereto concerning the property covered by this Lease.

         23. Captions. The captions and paragraph headings of this Lease are for the sole purpose of ready identification and reference, and shall not be considered as any part hereof or utilized or considered in interpreting or construing this Lease.

         24. Successors and Assigns Bound Hereby. This lease shall be binding upon, and, subject to all restrictions on voluntary assignments contained herein, shall extend to and inure to the benefit of the respective heirs, executors, administrators, devisees, legatees, trustees, successors and assigns of the parties hereto.

         25. Preexisting Hazardous Substances. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the premises or the property containing the premises, is either: (1) potentially injurious to the public health, safety or welfare, the environment or the premises; (2) regulated or monitored by any governmental authority; or (3) a basis for liability to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessor agrees to indemnify, defend and hold harmless Lessee and its agents, officers and employees from and against any and all losses, liabilities and expenses of any kind or nature whatsoever (including, without limitation, attorney's and consultant's fees and litigation costs) arising out of or involving the existence of any Hazardous Substance on or about the premises or the property of which the premises are a part on or before the Commencement Date."

         IN WITNESS WHEREOF, the parties have hereunto set their hands and caused this Lease to be executed in duplicate, each of which shall constitute an original, the day, month and year first above written.

                                            RFS INVESTMENTS

                                             /s/ Rudolf Sauerwein

                                             /s/ Frank J. Sauerwein
                                            By:
                                                 Rudolf Sauerwein
                                                 Frank J. Sauerwein
                                            Title:  Partners



                                            LEONARD'S METAL, INC.

                                             /s/ Ronald S. Saks
                                            By:
                                                 Ronald S. Saks
                                            Title:  President

                                   EXHIBIT "A"

                                   Plan Sheets


Site Plan                              M-179-1                Revised 12-16-94
Site Drainage Plan                     M-179-1A               Revised 12-16-94
Wall Elevations                        M-179-2                Revised 12-16-94
Floor Plan                             M-179-3                Revised 12-16-94
Office Floor Plan & Schedules          M-179-4                Revised 12-16-94
Reflected Ceiling Plan                 M-179-5                Revised 12-15-94
Foundation Floor Plan                  M-179-6                Revised 12-16-94
Details                                M-179-7                Revised 12-22-94
Mechanical Floor Plan                  M-1                    Revised 12-10-94
Mechanical Floor Plan                  M-2                    Revised 12-9-94
Plumbing Floor Plan                    P-1                    Revised 12-14-95
Electrical Plan                        E-1 & E-2              Revised 12-19-94